Exhibit 99(c)(5)

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Public Market Performance

Stock Price Performance

3Q Earnings Release
$34.00
$32.00
$30.00
$28.00
$26.00
10/24
10/25
10/26
10/27
10/28
10/31
11/1
11/2
11/3
11/4
11/7
11/8
11/9
11/10
11/11
11/14
11/15
11/16
11/17
11/18
11/21
11/22
11/23
11/25
11/28
11/29
11/30
12/1
12/2
12/5
12/6
12/7
12/8
12/9
12/12
12/13
12/14
12/15
12/16

Daily Change:	10/24	10/25	10/26	10/27	10/28	10/31	11/1	11/2	11/3	11/4	11/7	11/8	11/9	11/10	11/11	11/14	11/15	11/16	11/17	11/18
TSA	1%	(2%)	(2%)	(4%)	3%	3%	2%	2%	(0%)	2%	6%	(2%)	1%	2%	0%	1%	(1%)	(0%)	1%	2%
Peer Group[1]	(0%)	(1%)	(3%)	(4%)	1%	1%	(0%)	2%	1%	(0%)	0%	(0%)	(0%)	(0%)	(1%)	0%	2%	1%	2%	1%
S&P Retail	2%	(2%)	(0%)	(2%)	3%	3%	(0%)	2%	1%	1%	1%	(1%)	0%	2%	0%	1%	(2%)	0%	1%	0%
S&P 500	2%	(0%)	(0%)	(1%)	2%	1%	(0%)	1%	0%	0%	0%	(0%)	0%	1%	0%	(0%)	(0%)	0%	1%	0%

Daily Change:	11/21	11/22	11/23	11/25	11/28	11/29	11/30	12/1	12/2	12/5	12/6	12/7	12/8	12/9	12/12	12/13	12/14	12/15	12/16	Cumulative Change Since 10/24
TSA	(0%)	3%	(0%)	(1%)	(4%)	0%	0%	0%	(1%)	(2%)	1%	(0%)	1%	(0%)	0%	1%	2%	(0%)	(1%)	5%
Peer Group[1]	1%	2%	1%	(0%)	(1%)	0%	0%	1%	(0%)	0%	(0%)	1%	(0%)	(0%)	0%	(0%)	0%	(2%)	(1%)	1%
S&P Retail	0%	1%	0%	0%	(2%)	(0%)	(0%)	1%	0%	(1%)	1%	(0%)	(0%)	0%	1%	0%	1%	0%	(1%)	6%
S&P 500	1%	1%	0%	0%	(1%)	0%	(1%)	1%	0%	(0%)	0%	(1%)	(0%)	0%	0%	1%	0%	(0%)	(0%)	6%

Daily Trading Volume
(in thousands)

3Q Earnings Release
2,500
2,000
1,500
1,000
500
0
316
245
426
412
325
273
602
387
294
408
1,391
754
410
541
365
780
631
351
558
2,350
631
863
393
72
733
374
277
415
245
456
328
146
246
311
215
543
595
457
402
10/24
10/25
10/26
10/27
10/28
10/31
11/1
11/2
11/3
11/4
11/7
11/8
11/9
11/10
11/11
11/14
11/15
11/16
11/17
11/18
11/21
11/22
11/23
11/25
11/28
11/29
11/30
12/1
12/2
12/5
12/6
12/7
12/8
12/9
12/12
12/13
12/14
12/15
12/16

2

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Historical Rolling 1-Year Forward P/E Multiple Analysis

Since Merger

22.0x
20.0x
18.0x
16.0x
14.0x
12.0x
10.0x
8.0x
6.0x
8/4/2003
11/8/2003
2/12/2004
5/18/2004
8/22/2004
11/26/2004
3/2/2005
6/6/2005
9/10/2005
12/16/2005
S&P 500: 18.0x
LGP Offer: 16.2x
TSA: 14.2x

Source: FactSet data as of December 16, 2005.

4

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Net Debt Fluctuation During Fiscal Year

Since Merger

(Dollars in Millions)

Net Debt
$480
$430
$380
$330
$280
$230
$180
$290
$311
$350
$372
$275
$292
Average:
$315
$320
$332
$352
$388
$367
$359
$389
$423
$424
$440
$260
$280
Average:
$361
$334
$326
$331
$346
$305
$313
$294
$311
$350
$356
$196
$224
Average:
$307
Aug-03
Sep-03
Oct-03
Nov-03
Dec-03
Jan-04
Feb-04
Mar-04
Apr-04
May-04
Jun-04
Jul-04
Aug-04
Sep-04
Oct-04
Nov-04
Dec-04
Jan-05
Feb-05
Mar-05
Apr-05
May-05
Jun-05
Jul-05
Aug-05
Sep-05
Oct-05
Nov-05
Dec-05
Jan-06
FY2004
FY2005

5

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Summary of Implied Valuation

(Valuation Analyses Based on Management Estimates)

Valuation Reference Points
Present Value of Principle Strategic Options
$50.00
$40.00
$30.00
$20.00
$10.00
$34.25
$23.50
$44.25
$43.00
$32.25
$33.75
$29.00
$27.25
$30.00
$26.00
$31.50
$30.75
$29.25
$27.25
$32.92
$36.50
$27.25
$31.75
$35.50
$39.50
$30.25
$34.75
Current Offer: $36.00
Dotted boxes represent valuation ranges as of November 17, 2004
52-Week High/Low
Discounted Cash Flow (1)
Continue to Execute Current Plan (2)
Recapitalization (2)(3) ($100mm Share Repurchase)
Sale to Financial Sponsor (LBO) (4)
Sale to Strategic Buyer (5)

8

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Appendix

Comparable Company Operating Metrics and Valuation

Relative Operating Metrics

LTM EBIT Margin

140.0%
120.0%
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
4.3%
11.6%
6.8%
6.0%
5.9%
4.0%
NM
The Sports Authority
Hibbett
Big 5
Cabela's
Dick's
Sport Chalet
Gander Mountain
Figures as of 1/04
4.4%

5-Year Growth Rate (1)

25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
14.9%
22.5%
20.2%
19.2%
15.5%
14.2%
NA
The Sports Authority
Gander Mountain
Hibbett
Dick's
Cabela's
Big 5
Sport Chalet
15.5%

Sales per Square Foot (2)

$500
$400
$300
$200
$100
$0
$148
$398
$241
$233
$205
$197
$162
The Sports Authority
Cabela's
Sport Chalet
Big 5
Gander Mountain
Dick's
Hibbett
$157

Relative Valuation

2006 P/E (3)

30.0x
25.0x
20.0x
15.0x
10.0x
5.0x
0.0x
13.6x
24.1x
22.5x
18.5x
13.5x
13.5x
NM
The Sports Authority
Hibbett
Gander Mountain
Dick's
Cabela's
Big 5
Sport Chalet
Figures as of 1/04 (4)
11.9x

2006 PEG (3)

1.40x
1.20x
1.00x
0.80x
0.60x
0.40x
0.20x
0.00x
0.94x
1.22x
1.00x
0.98x
0.96x
0.87x
NA
The Sports Authority
Hibbett
Gander Mountain
Dick's
Big 5
Cabela's
Sport Chalet
0.77x

EV/2005 EBITDA (3)

24.0x
20.0x
16.0x
12.0x
8.0x
4.0x
0.0x
6.7x
21.2x
16.0x
11.2x
10.0x
9.4x
NA
The Sports Authority
Gander Mountain
Hibbett
Dick's
Cabela's
Big 5
Sport Chalet
7.0x

9

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Appendix

Comparable Store Sales Analysis vs. Peer Group

Since Merger

The Sports Authority
3.0%
2.0%
1.0%
0.0%
(1.0%)
(2.0%)
(3.0%)
(4.0%)
(5.0%)
1.7%
0.2%
0.3%
(3.8%)
(1.9%)
(2.2%)
1.8%
0.2%
1.2%
2.4%
Q303 Q403 Q104 Q204 Q304 Q404 Q105 Q205 Q305 Q405E
(2.5%) 4.5%
Gander Mountain
15.0%
10.0%
5.0%
0.0%
(5.0%)
(10.0%)
12.5%
12.2%
8.0%
1.8%
(7.5%)
(5.4%)
(1.0%)
(4.2%)
(8.5%)
(5.0%)
Q303 Q403 Q104 Q204 Q304 Q404 Q105 Q205 Q305 Q405E
NA NA
Big 5
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
3.3%
3.6%
5.2%
3.9%
2.6%
2.6%
1.8%
2.6%
3.8%
3.0%
Q303 Q403 Q104 Q204 Q304 Q404 Q105 Q205 Q305 Q405E
Hibbett Sports
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
6.9%
8.3%
8.8%
2.5%
5.4%
5.0%
8.2%
3.1%
8.4%
4.5%
Q303 Q403 Q104 Q204 Q304 Q404 Q105 Q205 Q305 Q405E
Dick's
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
2.5%
4.6%
4.6%
2.9%
1.5%
1.1%
3.2%
0.5%
2.9%
2.0%
Q303 Q403 Q104 Q204 Q304 Q404 Q105 Q205 Q305 Q405E
Sport Chalet (1)
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
2.9%
10.5%
6.1%
5.2%
6.8%
4.4%
4.9%
4.0%
2.7%
3.0%
Q303 Q403 Q104 Q204 Q304 Q404 Q105 Q205 Q305 Q405E

10

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Appendix
Discounted Cash Flow Analysis

(Dollars in Millions, Except per Share Data)

Discount Rate	PV of Cash Flows 2006-2010	Enterprise Value 6.0x	Enterprise Value 6.5x	Enterprise Value 7.0x
12.0%	$406	$1,316	$1,392	$1,468
13.0%	395	1,266	1,339	1,411
14.0%	385	1,219	1,288	1,358

Discount Rate	Net Debt[1]	Equity Value Per Share 6.0x	Equity Value Per Share 6.5x	Equity Value Per Share 7.0x	Equivalent Perpetual Growth Rate 6.0x	Equivalent Perpetual Growth Rate 6.5x	Equivalent Perpetual Growth Rate 7.0x
12.0%	$307	$37.38	$40.19	**$43.00**	2.6%	3.3%	3.9%
13.0%	307	35.53	38.22	40.91	3.5%	4.2%	4.8%
14.0%	307	**33.77**	36.35	38.92	4.5%	5.1%	5.7%

11

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Appendix
Continue to Execute Current Plan

EPS Estimates [1]

$4.00
$3.00
$2.00
$1.00
$2.47
$2.69
$2.94
$3.20
2007E
2008E
2009E
2010E

$50.00
$45.00
$40.00
$35.00
$30.00
$25.00
$20.00
$34.09
$37.12
$40.57
$44.16
2006E
2007E
2008E
2009E

$36.00
$32.00
$28.00
$24.00
$20.00
$29.90
$28.56
$27.38
$26.15
2006E
2007E
2008E
2009E
Offer Price

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Appendix

Recapitalization ($100mm Share Repurchase)

EPS Estimates [1]

$4.00
$3.00
$2.00
$1.00
$2.55
$2.79
$3.07
$3.35
2007E
2008E
2009E
2010E

Potential Future Share Price [2]

(At the End of Each Year)

$50.00
$45.00
$40.00
$35.00
$30.00
$25.00
$20.00
$35.18
$38.50
$42.30
$46.23
2006E
2007E
2008E
2009E

Present Value of Share Price [3]

(As of 1/31/06)

$36.00
$32.00
$28.00
$24.00
$20.00
$30.86
$29.63
$28.55
$27.37
2006E
2007E
2008E
2009E
Offer Price $36.00

14

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[GRAPHIC]

Confidential Discussion Materials Prepared for:

The Special Committee of the Board of Directors Regarding Project Slap Shot

December 20, 2005

[LOGO]

Global Markets & Investment Banking Group

CONFIDENTIAL

Overview of Leonard Green’s Revised Offer

Offer Dated November 30, 2005

•                  Offer Price:

•                  $36.00 in cash per share

•                  No Solicitation:

•                  Allows the Company to solicit offers for 10 days following the signing date of any definitive agreement

•                  During this 10 day period, the Company may initiate contact with any party (strategic or financial) in an effort to obtain a competing Acquisition Proposal

•                  Permits the Company to provide non-public information to other interested parties pursuant to one or more Confidentiality Agreements, provided that LGP is given the same non-public materials provided to other interested parties

•                  After the signing of an acquisition agreement with LGP, but prior to obtaining Company Shareholder Approval, the Company may participate in discussions or negotiations with any interested party that submits a written Acquisition Proposal that the Company believes in good faith to be bona fide

•                  After considering such written Acquisition Proposal, the Board of Directors of the Company may make an Adverse Recommendation Change with regards to the LGP offer if it determines in good faith that failure to do so is inconsistent with its fiduciary duties

•                  Additional Contract Items:

•                  Inclusion of a standard Material Adverse Effect clause in any definitive agreement

•                  LGP will not include a provision for a reverse break-fee

•                  Conditions to Proposal:

•                  Reaching an agreement with the ongoing management of TSA with respect to their investments and equity position in TSA and their continuing roles as managers of the Company

•                  Completion of confirmatory legal and accounting due diligence

•                  Negotiation of a satisfactory purchase and sale agreement with standard representations and warranties

•                  Offer letter indicates that proposal is withdrawn upon the public disclosure of its existence and its relevant terms

•                  Timing:

•                  Estimated 20 days for accounting and legal advisors to complete their due diligence

Public Market Performance

Stock Price Performance

[CHART]

Daily Change:

TSA	1%	(2)%	(2)%	(4)%	3%	3%	2%	2%	(0)%	2%	6%	(2)%	1%	2%	0%	1%	(1)%	(0)%	1%
Peer Group (1)	(0)%	(1)%	(3)%	(4)%	1%	1%	(0)%	2%	1%	(0)%	0%	(0)%	(0)%	(0)%	(1)%	0%	2%	1%	2%
S&P Retail	2%	(2)%	(0)%	(2)%	3%	3%	(0)%	2%	1%	1%	1%	(1)%	0%	2%	0%	1%	(2)%	0%	1%
S&P 500	2%	(0)%	(0)%	(1)%	2%	1%	(0)%	1%	0%	0%	0%	(0)%	0%	1%	0%	(0)%	(0)%	0%	1%

Daily Change:																					Cumulative Change Since 10/24

TSA	2%	(0)%	3%	(0)%	(1)%	(5)%	0%	0%	0%	(1)%	(2)%	1%	(0)%	1%	(0)%	0%	1%	2%	(0)%	(1)%	9%
Peer Group (1)	1%	1%	2%	1%	(0)%	(1)%	0%	0%	1%	(0)%	0%	(0)%	1%	(0)%	(0)%	0%	(0)%	0%	(2)%	(1)%	1%
S&P Retail	0%	0%	1%	0%	0%	(2)%	(0)%	(0)%	1%	0%	(1)%	1%	(0)%	(0)%	0%	1%	0%	1%	0%	(1)%	6%
S&P 500	0%	1%	1%	0%	0%	(1)%	0%	(1)%	1%	0%	(0)%	0%	(1)%	(0)%	0%	0%	1%	0%	(0)%	(0)%	6%

Daily Trading Volume

(in thousands)

Average Trading Volume Over:

Last Month:	505
Since 10/24:	500
Last 6 Months:	481
Last Year:	546

[CHART]

Source: FactSet.

(1)                               Peer Group includes HIBB, BGFV, CAB, DKS, GMTN, and SPCHB.

Implied Multiples Analysis

(Dollars in Millions, Except per Share Data)

		Offer Premium to
		Day of	Day of
		Current	1st LGP			Transaction Value as a				Offer Value as a Multiple of EPS (4)
		Offer 11/30	Offer 10/24	Offer	Transaction	Multiple of EBITDA (3)				2005E				2006E
	Offer Price	($31.47)	($28.75)	Value (1)	Value (2)	2005E		2006E		Street		Mgmt		Street		Mgmt

As of Day of 1st LGP Offer (10/24/05):	$28.75	—	—	$775	$1,125	6.2	x	5.7	x	14.0	x	14.2	x	12.4	x	12.8	x

As of 12/16/05:	31.45	—	9%	851	1,201	6.7		6.0		15.3		15.5		13.6		14.0

1st LGP Offer:	34.00	8%	18%	922	1,272	7.1		6.4		16.6		16.7		14.7		15.1

	35.00	11%	22%	951	1,301	7.2		6.5		17.1		17.2		15.2		15.6

Current LGP Offer:	36.00	14%	25%	979	1,329	7.4		6.7		17.6		17.7		15.6		16.0

	37.00	18%	29%	1,007	1,357	7.5		6.8		18.0		18.2		16.0		16.4

	38.00	21%	32%	1,036	1,386	7.7		7.0		18.5		18.7		16.5		16.9

	39.00	24%	36%	1,064	1,414	7.8		7.1		19.0		19.2		16.9		17.3

	40.00	27%	39%	1,092	1,442	8.0		7.2		19.5		19.7		17.3		17.8

TSA’s Statistics						$180		$199		$2.05		$2.03		$2.31		$2.25

			2004 P/E				2005 P/E
Memo:	2004 EBITDA		Street		Mgmt		Street		Mgmt
Multiples Implied by Last LGP Offer in 2004 ($31.00)	7.5	x	16.3	x	15.7	x	13.2	x	14.0	x

(1)       Based on treasury stock method. Source: primary shares outstanding as of July 31, 2005 of 26.2 million per form 10-Q and 2.2 million options outstanding with an effective average strike price of $19.83 as of January 31, 2005 per form 10-K.

(2)       Net debt as of October 29, 2005 per Company 10Q.

(3)       Based on management estimates.

(4)       Street numbers based upon First Call consensus estimates as of December 16, 2005; Management numbers based upon indications from Company management; 2006E EPS does not include impact of 53rd week.

Historical Rolling 1-Year Forward P/E Multiple Analysis

Since Merger

Premium / (Discount) to S&P Multiple

	TSA Multiple		Prem. / (Disc.)
As of Close on 12/16/05	14.2	x	(23)%
Last Month Average	14.3		(20)%
Last Year Average	13.5		(26)%
Average Since 8/4/03 Merger Close	13.3		(29)%

[CHART]

Source:  FactSet data as of December 16, 2005.

Net Debt Fluctuation During Fiscal Year

Current LGP	Based on Net Debt as of:
Offer ($36):	Last Bid (1)		1/06		Average ’05
Transaction Value	$1,329		$1,203		$1,286
Implied ’05 EBITDA Mult.	7.4	x	6.7	x	7.1	x

2004 LGP	Based on Net Debt as of:
Offer ($31):	Last Bid (2)		1/05		Average ’04
Transaction Value	$1,189		$1,111		$1,191
Implied ’04 EBITDA Mult.	7.5	x	7.0	x	7.5	x

Since Merger

(Dollars in Millions)

[CHART]

(1)       Based on current LGP offer ($36) and includes net debt as of October 2005.

(2)       Based on last LGP offer ($31) for FY2004 and includes net debt as of July 2004.

Current Equity Research Analyst Perspective

					Present	Prem / (Disc)
				Stated	Value of	to Price on
		Current Rating		Price	Price	Day Prior to	EPS
Date	Firm / (Analyst)	TSA	DKS	Target	Target (1)	Report Date (2)	4Q05	2005E	2006E
12/01/05	Stifel Nicolaus / (David Schick)	Buy	Neutral	$35	$31	11%	$1.08	$2.04	$2.38

11/28/05	Thomas Weisel Partners / (Jim Duffy)	Neutral	Buy	—	—	—	1.10	2.07	2.28

11/21/05	Banc of America / (Robert Ohmes)	Neutral	Buy	—	—	—	1.09	2.05	2.28

11/21/05	Caris & Company / (Claire Gallach)	Buy	Buy	—	—	—	1.08	2.04	2.33

11/21/05	Credit Suisse First Boston / (Gary Balter)	Buy	Buy	40	35	24%	1.08	2.04	2.34

11/21/05	Deutsche Bank / (Jason West)	Buy	Neutral	38	33	18%	1.09	2.05	2.28

11/21/05	Friedman, Billings, Ramsey / (Jeff Sonnek)	Buy	Buy	37	32	15%	1.10	2.06	2.38

11/21/05	Wachovia Securities / (Ralph Jean)	Neutral	Buy	—	—	—	1.07	2.03	2.10

11/21/05	Sidoti & Company / (Anthony Lebiedzinski)	Buy	Neutral	40	35	24%	1.08	2.04	2.37

11/21/05	SunTrust Robinson Humphrey / (David McGee)	Neutral	Buy	—	—	—	1.10	2.06	2.35

11/21/05	Susquehanna Financial Group / (John Shanley)	Buy	Buy	—	—	—	1.08	2.05	2.36

11/18/05	Harris Nesbitt / (Sean McGowan)	Neutral	Buy	34	30	7%	1.09	2.05	2.30

11/18/05	Legg Mason / (David Schick)	Buy	Neutral	35	31	10%	1.08	2.38	2.82

11/18/05	Morgan Keegan / (John Lawrence)	Buy	Buy	—	—	—	1.09	2.05	2.25

11/18/05	Piper Jaffray / (Mitchell Kaiser)	Buy	Neutral	39	34	21%	1.07	2.04	2.38
		[CHART]	[CHART]

First Call Consensus EPS	$37	(3)	$33	(3)	16	%(3)	$1.09	$2.05	$2.31
Management Estimates							$1.07	$2.03	$2.25	(4)
Management Estimates Above / (Below) Street							(2)%	(1)%	(3)%

Source: Bloomberg.

(1)       For research reports where price target date was disclosed; price discounted at an assumed cost of equity of 14%.

(2)       Reflects premium / (discount) to stated target price.

(3)       Represents average of above.

(4)       Does not include impact of 53rd week.

Summary Financial Projections

(Dollars in Millions, Except per Share Data)

					ML IBK Projections		CAGR (‘05 -’09)
	Fiscal Year Ending January 31 of the Following Year						Current	Projections
	2005E	2006E (1)	2007E	2008E	2009E	2010E	Projections	as of Nov-04
Income Statement

Revenue	$2,506	$2,636	$2,760	$2,881	$3,011	$3,147	4.7%	6.0%
% Growth	2.9%	5.2%	4.7%	4.4%	4.5%	4.5%

Gross Profit	707	753	797	842	882	922	5.7%	7.1%
% Margin	28.2%	28.6%	28.9%	29.2%	29.3%	29.3%

EBITDA	180	199	220	241	256	267	9.1%	13.3%
% Margin	7.2%	7.5%	8.0%	8.4%	8.5%	8.5%

EBIT	112	124	136	149	161	169	9.4%	16.8%
% Margin	4.5%	4.7%	4.9%	5.2%	5.3%	5.4%

Net Income	54	62	70	79	88	98	12.9%	21.1%
% Margin	2.2%	2.3%	2.5%	2.8%	2.9%	3.1%

EPS	$2.03	$2.25	$2.47	$2.69	$2.94	$3.20	9.6%	17.1%
% Growth	13.4%	10.7%	9.6%	9.2%	9.0%	9.0%

Comp Store Sales	1.0%	3.0%	2.0%	2.0%

Cash Flow Information
Capital Expenditures	(85)	(72)	(70)	(70)	(70)	(70)
Change in Working Capital	2	(19)	3	(8)	(7)	(4)
Deferred Taxes	33	38	5	5	6	7

Unlevered Free Cash Flow (2)	$86	$97	$105	$110	$122	$133

Unlevered Free Cash Flow as of 11/04 (3)	$88	$91	$103	$99	$121

Source: Company management for 2005-2008 and ML IBK estimates for 2009-2010.

(1)       Does not include impact of 53rd week.

(2)       Defined as tax-effected EBIT plus depreciation & amortization, less capital expenditures, changes in working capital and changes in deferred tax assets.

(3)       Based on Management Base Case projections from November 2004.

Summary of Implied Valuation

(Valuation Analyses Based on Management Estimates)

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(1)       Assumes 12.0% – 14.0% discount rate range and 6.0x – 7.0x terminal EBITDA multiple range.

(2)       Assumes 14.0% discount rate (cost of equity) and based on a forward P/E multiple of 13.8x.

(3)       Assumes $100 million share repurchase executed on January 31, 2006 at a 10% premium to $31.50. Funded with debt at 8.5%.

(4)       Reflects a 25% – 35% rate of return to the sponsor, based on Company projections, assuming a 6.5x terminal EBITDA multiple.

(5)       Assumes $3.00 per share premium to financial sponsor transaction.

[GRAPHIC]

Appendix

Appendix

Comparable Company Operating Metrics and Valuation

Relative Operating Metrics

LTM EBIT Margin	5-Year Growth Rate (1)	Sales per Square Foot (2)

[CHART]	[CHART]	[CHART]

Relative Valuation

2006 P/E (3)	2006 PEG (3)	EV/2005 EBITDA (3)

[CHART]	[CHART]	[CHART]

Note:  As of December 16, 2005.

(1)       Source: I/B/E/S estimates.

(2)       Source: Company filings and Wall Street research. Latest fiscal year data.

(3)       Earnings estimates based on First Call and Wall Street research calendarized to December or closest month thereafter.

(4)       Represents 2005 P/E, 2005 PEG and 2004 EBITDA multiple.

Comparable Store Sales Analysis vs. Peer Group

Comp store sales have lagged those of competitors, but remodeling a significant percentage of the store base aims to address this issue

Since Merger

The Sports Authority

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Gander Mountain

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Big 5

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Hibbett Sports

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Dick’s

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Sport Chalet (1)

[CHART]

Source:  Company filings and Wall Street research. Management projections for TSA.

(1)                               Fiscal year ends March of following year.

Discounted Cash Flow Analysis

(Dollars in Millions, Except per Share Data)

	PV of
Discount	Cash Flows	Enterprise Value
Rate	2006-2010	6.0x	6.5x	7.0x

12.0%	$406	$1,316	$1,392	$1,468

13.0%	395	1,266	1,339	1,411

14.0%	385	1,219	1,288	1,358

Discount		Equity Value Per Share			Equivalent Perpetual Growth Rate
Rate	Net Debt (1)	6.0x	6.5x	7.0x	6.0x	6.5x	7.0x

12.0%	$307	$37.38	$40.19	$43.00	2.6%	3.3%	3.9%

13.0%	307	35.53	38.22	40.91	3.5%	4.2%	4.8%

14.0%	307	33.77	36.35	38.92	4.5%	5.1%	5.7%

Source: TSA Management Projections.

(1)                               Based on average balance for FY2005.

Weighted Average Cost of Capital

Macroeconomic Assumptions

Ten Year Government Bond Yield at (12/16/05)	4.43%
Historical Risk Premium (1)	7.20%
Size Premium (1)	1.75%
Estimated Future Market Return	13.4%

Comparable Companies	Levered Beta (2)	Total Debt to Equity (3)	Unlevered Beta (4)	Levered Return	Unlevered Return (5)
Big 5	1.54	17.9%	1.38	18.2%	16.8%
Cabela’s	0.65	23.4%	0.56	10.2%	9.5%
Dick’s	1.40	19.5%	1.24	17.0%	15.5%
Gander Mountain	1.19	116.5%	0.68	15.1%	10.5%
Hibbett	1.03	0.0%	1.03	13.6%	13.6%
Sport Chalet	0.65	0.0%	0.65	10.2%	10.2%
Average		29.6%	0.92	14.1%	12.7%
Sports Authority	1.31	44.5%	1.03	16.2%	13.7%

Capital Structures

Total Debt/	Total Debt/	Levered Cost of Equity at Various Unlevered Beta and Capital Structures (6)
Capitalization	Equity	0.85	0.90	0.95	1.00	1.05
0.0%	0.0%	12.0%	12.5%	12.9%	13.4%	13.8%
5.6%	10.0%	12.5%	13.0%	13.5%	14.0%	14.4%
10.5%	20.0%	13.0%	13.5%	14.0%	14.5%	15.0%
15.0%	30.0%	13.5%	14.0%	14.6%	15.1%	15.6%
19.0%	40.0%	14.0%	14.6%	15.1%	15.7%	16.2%

Capital Structures

Total Debt/	Total Debt/	Est. Cost	WACC at Various Unlevered Beta and Capital Structures (7)
Capitalization	Equity	of Debt	0.85	0.90	0.95	1.00	1.05
0.0%	0.0%	6.00%	12.0%	12.5%	12.9%	13.4%	13.8%
5.6%	10.0%	6.25%	12.1%	12.5%	13.0%	13.4%	13.9%
10.5%	20.0%	6.50%	12.1%	12.5%	13.0%	13.4%	13.9%
15.0%	30.0%	6.75%	12.1%	12.6%	13.0%	13.5%	14.0%
19.0%	40.0%	7.00%	12.2%	12.6%	13.1%	13.6%	14.0%

(1)       Source:  Ibbottson & Sinquefeld Yearbook.

(2)       Adjusted Beta. Source: Merrill Lynch Beta Book.

(3)       Book Value of Net Debt to Market Value of Equity.

(4)       Unlevered Beta equals (Levered Beta/(1 + ((1 - Tax Rate) * Debt/Equity)). Assumes Beta of debt equals zero.

(5)       Unlevered Return equals (Estimated Future Risk Free Rate + (Unlevered Beta * Risk Premium)).

(6)       Levered Cost of Equity equals (Estimated Future Risk Free Rate + (Levered Beta * Risk Premium)).

(7)       WACC equals ((Net Debt/Capitalization * (Cost of Debt * (1 - Tax Rate))) + (Equity/Capitalization * Levered Cost of Equity)).

Continue to Execute Current Plan

EPS Estimates (1)	Potential Future Share Price (2) (At the End of Each Year)

[CHART]	[CHART]

Present Value of Share Price (3)

(As of 1/31/06)

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Prem./(Disc.) To Offer Price at:

Current Multiple	(17)%	(21)%	(24)%	(27)%

Note:                  Year represents calendar year. Fiscal year ends January following the calendar year.

(1)                               Based on estimates per Management projections and ML IBK estimates.

(2)                               Based on one year forward trading multiple of 13.8x.

(3)                               Discount rate based on an assumed cost of equity of 14%.

Recapitalization ($100mm Share Repurchase)

EPS Estimates (1)	Potential Future Share Price (2) (At the End of Each Year)

[CHART]	[CHART]

Present Value of Share Price (3)

(As of 1/31/06)

[CHART]

Prem./(Disc.) To Offer Price at:

Current Multiple	(14)%	(18)%	(21)%	(24)%

Note:                  Year represents calendar year. Fiscal year ends January following the calendar year.

(1)                               Assumes $100 million share repurchase executed on January 31, 2006 at a 10% premium to the current market price. Funded with debt at 8.5%.

(2)                               Based on one year forward trading multiple of 13.8x.

(3)                               Discount rate based on an assumed cost of equity of 14%.

LBO Analysis at $36.00 Offer Price

(Dollars in Millions, Except per Share Data)

Sources and Uses

Sources

	Amount	Percent	Coupon
ABL revolver	$250	20%	L + 1.50%
Senior term loan	450	35%	L + 2.75%
Senior sub debentures	150	12%	10.50%
Equity	430	34%
Total sources	$1,280

Uses

	Amount	Percent
Purchase of equity	$1,007	79%
Refinancing of debt	250	20%
Transaction costs	10	1%
Financing fees	13	1%
Total uses	$1,280

Credit Statistics

	Out of the Box		Year 3		Year 5
EBITDAR (2)	$389		$436		$452
EBITDA	180		241		267
EBITDA / Interest	3.2	x	4.9	x	7.5	x
EBITDA-CapEx / Interest	1.7	x	3.5	x	5.6	x
Adjusted Debt / EBITDAR (3)	6.5	x	5.0	x	4.2	x
Debt / EBITDA	4.7	x	2.5	x	1.5	x
Total Senior Debt PayDown	$0		$239		$446
Senior Debt / EBITDA	3.9	x	1.9	x	0.9	x

Transaction Summary

Purchase price	$36.00
Diluted shares outstanding	27.973
Purchase of equity	$1,007

Transacation costs	$10

Financing fees of debt
ABL	0.75%
Senior term loan	1.50%
Senior sub debentures	3.00%

Transaction Multiples

Enterprise Value (1)	$1,231

Enterprise Value / 2005E EBITDA	6.8	x
Enterprise Value / 2006E EBITDA	6.0	x

Returns on Equity

Exit Multiple	3 Year	4 Year	5 Year
6.0x	26%	25%	23%
6.5x	32%	29%	26%
7.0x	37%	32%	28%

Note:      Analysis assumes debt refinancing as of January 2006 and a minimum cash balance requirement of $26 million.

(1)                               Enterprise value is net of cash and option proceeds and based upon projected shares outstanding and net debt as of January 2006.

(2)                               Schedule of rent expense sourced from Company’s most recent 10K.

(3)                               Adjusted debt equals total debt outstanding plus 8.0x annual rent expense.

Sale to Financial Sponsor

(Dollars in Millions, Except per Share Data)

			Year 5 Returns at
Offer	Gross	Equity	2010E EBITDA Exit Multiple of:			5 Year Term	Equity as a % of
Price	Borrowings	Investment	6.0x	6.5x	7.0x	Debt Paydown	Total Sources

$31.75	$850	$307	32%	35%	37%	100%	27%

$32.00	850	314	31%	34%	37%	100%	27%

$33.00	850	343	29%	32%	34%	100%	29%

$34.00	850	372	27%	30%	32%	100%	30%

$35.00	850	401	25%	28%	30%	100%	32%

$36.00	850	430	23%	26%	28%	100%	34%

$36.50	850	445	22%	25%	27%	100%	34%

$37.00	850	459	22%	24%	27%	100%	35%

$38.00	850	488	20%	23%	25%	100%	36%

Potential Sale to Strategic Buyer

Illustrative Combination with DKS

(Dollars in Millions, Except Per Share Data)

							Accrection / (Dilution) to DKS				Synergies/(Cushion) to Breakeven in 2007
	Offer	Transaction	P/E Multiple (1)				2006		2007			% of TSA
	Value	Value	2006		2007		$	%	$	%	$	Sales

Offer Price = $31.45 (Current)
(Implied Premium of 0%)	$851	$1,201	13.6	x	11.6	x
100% Cash							$0.30	16%	$0.45	20%	$(42)	1.5%
50% Cash / 50% Stock							0.23	12%	0.27	12%	(31)	1.1%
100% Stock							0.18	10%	0.15	7%	(20)	0.7%

Offer Price = $34.75 per share
(Implied Premium of 10%)	944	1,294	15.0		12.9
100% Cash							$0.21	11%	$0.35	16%	$(33)	1.2%
50% Cash / 50% Stock							0.15	8%	0.18	8%	(21)	0.8%
100% Stock							0.10	6%	0.07	3%	(9)	0.3%

Offer Price = $39.50 per share
(Implied Premium of 26%)	1,078	1,428	17.1		14.6
100% Cash							$0.07	4%	$0.22	10%	$(21)	0.8%
50% Cash / 50% Stock							0.04	2%	0.06	3%	(7)	0.3%
100% Stock							0.01	(1)%	(0.04)	(2)%	7	0.3%

DKS Standalone (2)	$1,972	$2,324	18.5	x	12.6	x

(1)       Based on market values and First Call estimates as of December 16, 2005.

(2)       DKS net debt sourced from DKS 10Q for period ending October 29, 2005.

Major Assumptions:

(a)       Transaction date: 1/31/06.

(b)       Cash portion funded at 8.5%, based on cost of 10 year money.

(c)        No synergies assumed, but synergies to breakeven calculated.

(d)       10% of purchase premium allocated to identifiable intangibles, amortized over 15 years and assumed to be tax deductible.

(e)        Taxes on merger impact assumed to be at DKS tax rate of 40%.

Disclaimers

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